UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant   ☐ Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

INTERNATIONAL GAME TECHNOLOGY
(Name of Registrant as Specified in Its Charter)

ADER INVESTMENT MANAGEMENT LP

ADER LONG/SHORT FUND LP

DOHA PARTNERS I LP

ADER FUND MANAGEMENT LLC

ADER INVESTMENT MANAGEMENT LLC

JASON N. ADER

RAYMOND J. BROOKS, JR.

CHARLES N. MATHEWSON

DANIEL B. SILVERS

LAURA T. CONOVER-FERCHAK

ANDREW P. NELSON

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

□	Fee paid previously with preliminary materials.

□	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

On February 21, 2013, Business Insider published an article relating to the Ader Group’s solicitation of proxies for the election of its director nominees at the 2013 annual meeting of stockholders of International Game Technology. A copy of such article is attached hereto as Exhibit I and is incorporated herein by reference.

Important Information

The Ader Group (whose members are identified below) has nominated Raymond J. Brooks, Jr., Charles N. Mathewson and Daniel B. Silvers (the “Ader Nominees”) as nominees to the board of directors of International Game Technology (the “Company”) and is soliciting votes for the election of the Ader Nominees as members of the board. The Ader Group has sent a definitive proxy statement, GOLD proxy card and related proxy materials to stockholders of the Company seeking their support of the Ader Nominees at the Company’s 2013 Annual Meeting of Stockholders. Stockholders are urged to read the definitive proxy statement and GOLD proxy card because they contain important information about the Ader Group, the Ader Nominees, the Company and related matters. Stockholders may obtain a free copy of the definitive proxy statement and GOLD proxy card and other documents filed by the Ader Group with the Securities and Exchange Commission (“SEC”) at the SEC’s web site at www.sec.gov. The definitive proxy statement and other related documents filed by the Ader Group with the SEC may also be obtained free of charge from the Ader Group.

The Ader Group consists of the following persons: Ader Investment Management LP, Ader Long/Short Fund LP, Doha Partners I LP, Ader Fund Management LLC, Ader Investment Management LLC, Jason N. Ader, Daniel B. Silvers, Andrew P. Nelson and Laura T. Conover-Ferchak. The members of the Ader Group and the Ader Nominees are participants in the solicitation from the Company’s stockholders of proxies in favor of the Ader Nominees. Such participants may have interests in the solicitation, including as a result of holding shares of the Company’s common stock. Information regarding the participants and their interests may be found in the definitive proxy statement of the Ader Group, filed with the SEC on January 25, 2013 and first disseminated to stockholders on or about January 28, 2013.

Certain information contained herein constitutes “forward-looking statements,” which can be identified by the use of forward-looking terminology such as “may,” “will,” “seek,” “should,” “expect,” “anticipate,” “project,” “estimate,” “intend,” “continue” or “believe” or the negatives thereof or other variations thereon or comparable terminology. Such statements are not guarantees of future performance or activities. Due to various risks and uncertainties, actual events or results or actual performance may differ materially from those reflected or contemplated in such forward-looking statements.

Exhibit I

Brilliant Game Developers At The Biggest Slot Machine Company In The World Are Walking Away

Linette Lopez Feb. 21, 2013, 11:43 AM

A hedge fund manager's proxy battle with the management of IGT, the world's largest casino gaming company, is shining a light on what's been going on inside the company.

In case you missed it, Jason Ader a casino industry analyst turned hedge fund manager, owns a significant stake in IGT. He's been agitating to get three seats on the company's board replaced with his picks — picks he says have more experience in the world of gaming.

Since Ader made his intentions known in January, the company's stock is up 10%, and a who's who of Las Vegas gaming royalty has started picking sides. Steve Wynn, an IGT customer, is backing Ader. The former Governor of Nevada, Bob Miller, who also sits on IGT's and Wynn's boards, is siding with IGT.

In the meantime, reports of IGT CEO Patti Hart's management style have made it beyond the Las Vegas press and into the mainstream media. Eric Jackson at Forbes pointed out an article in the Las Vegas Review Journal about the questions surrounding a $10 million acquisition IGT neglected to disclose during Hart's tenure (she's been CEO since 2009). The acquisition was handled by her husband's Silicon Valley investment bank.

Issues like that get to the center of why Ader wants to see change on IGT's board. He says its stacked with friends of Hart's who aren't paying attention to the company's capital allocation. And what's worse, they don't know the gaming industry or Las Vegas.

"To her credit she can be very charming ... very intelligent," a source close to the company told Business Insider.

But employees have been frustrated by a feeling that while she is flying high, they are seeing cutbacks.

According to one employee who spoke to Gambling911, even the coffee situation at IGT is making people anxious.

“I recently read a magazine article in which my CEO, Patti Hart, was featured. The female journalist gushed about the wonderful IGT coffee maker around which Ms. Hart hangs. As a member of the non-executive team, I can’t recall seeing such a coffee maker in the break rooms or cafeteria. My break room’s coffee comes in liquid concentrate in frozen cartons. Patti's coffee is freshly ground.

“The coffee maker is a symbol of what is all wrong at IGT. It just shows how far removed Patti Hart is from daily life at IGT. Patti Hart once told her employees in a recorded video, ‘It is too expensive and difficult to reclaim market share.’ She also once remarked in an internal online Q & A , ‘Executives need business class travel, because when they arrive at a destination, they are expected to hit the ground running and be immediately productive’.

What employees say is really hurting the company though, is that the creative game developers who are the hardest employees to find are also the one's leaving IGT for competitors.

Take Joe Kaminkow for instance.

He joined IGT in the late 1990s and when he left in January 2012, he was the company's vice president of game design. Kaminkow holds over 130 patents in the world of gaming and made it into the Pinball Hall Of Fame. He fully endorses the return of one of Ader's picks, former IGT CEO Chuck Mathewson's return to the company.

Kaminkow pointed out that three of the top developers in the history IGT, himself included, have left the company in the last year as their non-compete clauses were up. Between them, the developers hold hundreds of patents and Hart "did nothing to stop" their exit.

"Patti may win the war but at the end of the day she's lost the hearts and minds of the employees and she's not getting them back," Kaminkow told Business Insider.

Top game developing talent — which is a marriage of mathematical brilliance, creative spark, and a knowledge of what makes gamblers tick — takes years to develop.

What that means is for the past year IGT's games have suffered, and industry folk say this year's crop of games aren't as good as the last. Still, the company has scored some big one-time deals in Canada and Illinois that should help them through 2013. That has led employees inside the firm to think of 2014 as the company's own 'fiscal cliff.'

IGT has yet to respond to repeated requests for comment.

Hart has blocked Ader's website about the proxy battle, rescueigt.com, for employees.

"They (employees) feel like a child with an alcoholic parent. They never know when they're going to get beaten or hugged," said a source who requested not to be identified.

They'll know more on March 5th. That's when IGT shareholders will get to vote on who joins/remains on the board.

Before that, ISS, an advisory board for mutual funds, recommended that the shareholders appoint one of Ader's nominees to the board — Daniel Silvers, President and managing member of Ader's hedge fund.

At the same time, however, it also recommended that shareholders "vote gold", which is Ader's plan for the company.

“In the company’s continuing difficulties in redressing the weakness of its core business segments, the uncertainty about the potential of the online diversification efforts, and the sustained shareholder doubt reflected in IGT’s persistent stock underperformance, the dissidents have demonstrated a compelling case for a greater shareholder perspective on the board," said ISS.

This is an important decision to watch, as shareholders tend to vote with ISS recommendations, according to academic research from Wake Forest and Vanderbilt.

It's a confusing finding, and that lack of clarity may not make the Vegas powers-that-be happy though (it certainly doesn't make IGT happy). Steve Wynn was pushing for his friend Mathewson to join the board.

Let's see if Wynn is willing to take that loss.